5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
First Quarter Ended March 31, 2021 Operating Results

Three Month Results
•Net revenue was $370.9 million
•Net income was $38.3 million
•Adjusted EBITDA was $152.4 million

Baton Rouge, LA – May 4, 2021 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2021.

“The advertising rebound is well underway," Lamar chief executive Sean Reilly said. "Both local and national sales activity have accelerated, with digital showing particular strength. In fact, bookings in March and April for the rest of 2021 handily exceeded bookings in the same months of 2019 for the rest of that year. As a result, we are raising our previously provided guidance for full year diluted AFFO per share to a range of $5.40 to $5.60.”
First Quarter Highlights

•Total operating expenses decreased 9.0%
•Adjusted EBITDA margin of 41.1%
•Free cash flow increased 10.6%
•Diluted AFFO per share increased 2.7%

First Quarter Results
Lamar reported net revenues of $370.9 million for the first quarter of 2021 versus $406.6 million for the first quarter of 2020, an 8.8% decrease. Operating income for the first quarter of 2021 decreased $7.6 million to $88.9 million as compared to $96.6 million for the same period in 2020. Lamar recognized net income of $38.3 million for the first quarter of 2021 as compared to net income of $40.5 million for same period in 2020, a decrease of $2.2 million. Net income per diluted share was $0.38 and $0.40 for the three months ended March 31, 2021 and 2020, respectively.

Adjusted EBITDA for the first quarter of 2021 was $152.4 million versus $159.8 million for the first quarter of 2020, a decrease of 4.6%.

Cash flow provided by operating activities was $83.3 million for the three months ended March 31, 2021, an increase of $20.4 million as compared to the same period in 2020. Free cash flow for the first quarter of 2021 was $107.4 million as compared to $97.1 million for the same period in 2020, a 10.6% increase.

For the first quarter of 2021, funds from operations, or FFO, was $96.1 million versus $97.6 million for the same period in 2020, a decrease of 1.5%. Adjusted funds from operations, or AFFO, for the first quarter of 2021 was $116.7 million compared to $113.3 million for the same period in 2020, an increase of 3.0%. Diluted AFFO per share increased 2.7% to $1.15 for the three months ended March 31, 2021 as compared to $1.12 for the same period in 2020.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the first quarter of 2021 decreased 8.2% over acquisition-adjusted net revenue for the first quarter of 2020. Acquisition-adjusted EBITDA for the first quarter of 2021 decreased 4.5% as compared to acquisition-adjusted EBITDA for the first quarter of 2020. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2020 period for acquisitions and divestitures for the same time frame as actually owned in the 2021 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Liquidity
As of March 31, 2021, Lamar had $765.1 million in total liquidity that consisted of $710.6 million available for borrowing under its revolving senior credit facility, $11.4 million available under the Accounts Receivable Securitization Program and approximately $43.0 million in cash and cash equivalents. There was $25.0 million and $155.0 million in borrowings outstanding under each of the Company’s revolving credit facility and Accounts Receivable Securitization Program as of March 31, 2021, respectively.

Recent Developments and COVID-19 Update
On January 22, 2021, Lamar Media Corp., the Company’s wholly-owned subsidiary, completed an institutional private placement of $550.0 million aggregate principal amount of 3 5/8% Notes due 2031 (the “3 5/8% Senior Notes”). The institutional private placement resulted in proceeds of approximately $542.5 million which were used, together with cash on hand and borrowings under the revolving credit facility and Accounts Receivable Securitization Program, to redeem in full all of our $650.0 million in aggregate principal outstanding 5 3/4% Senior Notes due 2026 on February 3, 2021.

On February 25, 2021, our Board of Directors declared a quarterly dividend of $0.75 per common share, paid on March 31, 2021. Subject to approval by the Board of Directors, we expect our aggregate distributions to stockholders for 2021, including the dividend paid on March 31, 2021, will total $3.00 per common share.
On April 6, 2021, Lamar Partnering Corporation (“LPC”), a newly formed special purpose acquisition company and indirect wholly-owned subsidiary of the Company, filed a Registration Statement on Form S-1 with the Securities and Exchange Commission. LPC’s proposed public offering is expected to have a base offering size of $300.0 million, or up to $345.0 million if the underwriters’ over-allotment is exercised in full. Lamar, through an indirect wholly-owned subsidiary, would own approximately 20% of LPC’s issued and outstanding ordinary shares upon the consummation of the offering. The Company intends to commit to acquire up to $100.0 million of forward purchase units in a forward purchase agreement that would close concurrently with LPC’s consummation of an initial business combination.
Lamar continues to actively monitor the effects of the COVID-19 pandemic on our business, employees and the business of our advertisers. We observed an improvement in our customer activity beginning in June 2020 and through March 2021. However, we cannot predict the pace or strength of the ongoing recovery on the overall economy and our advertisers. The cost savings and liquidity measures taken by management in 2020 and 2021 have resulted in continued savings and additional liquidity in 2021. As we continue to actively monitor the situation, we may take further actions to alter our business operations as may be required by federal, state or local authorities, or that we determine are in the best interest of our employees, customers, partners and shareholders.

Revised Guidance
We are updating our 2021 guidance issued in February 2021 to reflect our expected continued recovery from the COVID-19 pandemic during 2021. We now expect net income per diluted share for fiscal year 2021 to be between $2.96 and $3.12, with diluted AFFO per share between $5.40 and $5.60. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the novel coronavirus (COVID-19) pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including the impact caused by the novel coronavirus (COVID-19) pandemic and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line revenue and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, capitalized contract fulfillment costs, net and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Tuesday, May 4, 2021 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-777-6991 or 1-800-338-4880
Passcode:	65248056

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	17058032
Available through Tuesday, May 11, 2021 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Tuesday, May 11, 2021 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 351,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,600 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2021	2020
Net revenues	$370,881	$406,569
Operating expenses (income)
Direct advertising expenses	131,715	149,494
General and administrative expenses	70,050	79,508
Corporate expenses	16,684	17,750
Stock-based compensation	3,675	3,437
Capitalized contract fulfillment costs, net	(500)	—
Depreciation and amortization	60,749	62,313
Gain on disposition of assets	(415)	(2,504)
Total operating expense	281,958	309,998
Operating income	88,923	96,571
Other expense (income)
Loss on extinguishment of debt	21,604	18,179
Interest income	(174)	(190)
Interest expense	28,154	36,553
	49,584	54,542
Income before income tax expense	39,339	42,029
Income tax expense	1,010	1,536
Net income	38,329	40,493
Preferred stock dividends	91	91
Net income applicable to common stock	$38,238	$40,402
Earnings per share:
Basic earnings per share	$0.38	$0.40
Diluted earnings per share	$0.38	$0.40
Weighted average common shares outstanding:
Basic	100,967,861	100,589,338
Diluted	101,138,042	100,875,388
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$152,432	$159,817
Interest, net	(26,609)	(34,985)
Current tax expense	(2,030)	(1,955)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(16,332)	(25,709)
Free cash flow	$107,370	$97,077

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	March 31, 2021	December 31, 2020
Selected Balance Sheet Data:
Cash and cash equivalents	$43,046	$121,569
Working capital deficit	$(229,084)	$(167,302)
Total assets	$5,650,497	$5,791,441
Total debt, net of deferred financing costs (including current maturities)	$2,840,124	$2,886,516
Total stockholders’ equity	$1,181,507	$1,202,768

	Three Months Ended March 31,
	2021	2020
Selected Cash Flow Data:
Cash flows provided by operating activities	$83,318	$62,932
Cash flows used in investing activities	$17,823	$35,588
Cash flows (used in) provided by financing activities	$(144,088)	$443,639

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended March 31,
	2021	2020
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$83,318	$62,932
Changes in operating assets and liabilities	40,604	63,151
Total capital expenditures	(16,332)	(25,709)
Preferred stock dividends	(91)	(91)
Capitalized contract fulfillment costs, net	(500)	—
Other	371	(3,206)
Free cash flow	$107,370	$97,077

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$38,329	$40,493
Loss on extinguishment of debt	21,604	18,179
Interest income	(174)	(190)
Interest expense	28,154	36,553
Income tax expense	1,010	1,536
Operating income	88,923	96,571
Stock-based compensation	3,675	3,437
Capitalized contract fulfillment costs, net	(500)	—
Depreciation and amortization	60,749	62,313
Gain on disposition of assets	(415)	(2,504)
Adjusted EBITDA	$152,432	$159,817

Capital expenditure detail by category:
Billboards - traditional	$2,767	$6,520
Billboards - digital	9,074	11,575
Logo	1,923	2,875
Transit	453	1,566
Land and buildings	974	1,236
Operating equipment	1,141	1,937
Total capital expenditures	$16,332	$25,709

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended March 31,
	2021	2020	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$370,881	$406,569	(8.8)%
Acquisitions and divestitures	—	(2,401)
Acquisition-adjusted net revenue	$370,881	$404,168	(8.2)%
Reported direct advertising and G&A expenses(b)	$201,765	$229,002	(11.9)%
Acquisitions and divestitures	—	(2,144)
Acquisition-adjusted direct advertising and G&A expenses	$201,765	$226,858	(11.1)%
Outdoor operating income	$169,116	$177,567	(4.8)%
Acquisition and divestitures	—	(257)
Acquisition-adjusted outdoor operating income	$169,116	$177,310	(4.6)%
Reported corporate expense	$16,684	$17,750	(6.0)%
Acquisitions and divestitures	—	—
Acquisition-adjusted corporate expenses	$16,684	$17,750	(6.0)%
Adjusted EBITDA	$152,432	$159,817	(4.6)%
Acquisitions and divestitures	—	(257)
Acquisition-adjusted EBITDA	$152,432	$159,560	(4.5)%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2020 for acquisitions and divestitures for the same time frame as actually owned in 2021.
(b)    Does not include income of $0.5 million for the three months ended March 31, 2021 related to capitalization contract fulfillment costs, net.

	Three Months Ended March 31,
	2021	2020	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$38,329	$40,493	(5.3)%
Loss on extinguishment of debt	21,604	18,179
Interest expense, net	27,980	36,363
Income tax expense	1,010	1,536
Operating income	88,923	96,571	(7.9)%
Corporate expenses	16,684	17,750
Stock-based compensation	3,675	3,437
Capitalized contract fulfillment costs, net	(500)	—
Depreciation and amortization	60,749	62,313
Gain on disposition of assets	(415)	(2,504)
Outdoor operating income	$169,116	$177,567	(4.8)%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended March 31,
	2021	2020	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$281,958	$309,998	(9.0)%
Gain on disposition of assets	415	2,504
Depreciation and amortization	(60,749)	(62,313)
Capitalized contract fulfillment costs, net	500	—
Stock-based compensation	(3,675)	(3,437)
Acquisitions and divestitures	—	(2,144)
Acquisition-adjusted consolidated expense	$218,449	$244,608	(10.7)%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2021	2020
Adjusted Funds from Operations:
Net income	$38,329	$40,493
Depreciation and amortization related to real estate	57,963	59,364
Gain from disposition of real estate assets	(383)	(2,543)
Adjustment for unconsolidated affiliates and non-controlling interest	153	249
Funds from operations	$96,062	$97,563
Straight-line expense	775	1,054
Capitalized contract fulfillment costs, net	(500)	—
Stock-based compensation expense	3,675	3,437
Non-cash portion of tax provision	(1,020)	(419)
Non-real estate related depreciation and amortization	2,786	2,949
Amortization of deferred financing costs	1,371	1,378
Loss on extinguishment of debt	21,604	18,179
Capitalized expenditures-maintenance	(7,904)	(10,629)
Adjustment for unconsolidated affiliates and non-controlling interest	(153)	(249)
Adjusted funds from operations	$116,696	$113,263
Divided by weighted average diluted common shares outstanding	101,138,042	100,875,388
Diluted AFFO per share	$1.15	$1.12

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revised projected 2021 Adjusted Funds From Operations:

	Year ended December 31, 2021
	Low	High
Net income	$301,150	$317,650
Depreciation and amortization related to real estate	236,000	236,000
Gain from disposition of real estate assets and investments	(6,000)	(6,000)
Adjustment for unconsolidated affiliates and non-controlling interest	700	700
Funds From Operations	$531,850	$548,350
Straight-line expense	3,500	3,500
Capitalized contract fulfillment costs, net	—	(500)
Stock-based compensation expense	30,000	35,000
Non-cash portion of tax provision	750	750
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	6,000	6,000
Loss on extinguishment of debt	21,600	21,600
Capitalized expenditures—maintenance	(55,000)	(55,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(700)	(700)
Adjusted Funds From Operations	$550,000	$571,000
Weighted average diluted shares outstanding	101,900,000	101,900,000
Diluted earnings per share	$2.96	$3.12
Diluted AFFO per share	$5.40	$5.60

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of May 2021. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.